EXHIBIT 10.1

                      SECOND AMENDMENT TO CONSTRUCTION LOAN
                        AND PERMANENT FINANCING AGREEMENT

     This Second Amendment to Construction Loan and Permanent Financing Agreement (this "Amendment") is made and entered into as of July 30, 2002 by and between CRYOLIFE, INC. (the "Borrower"), and BANK OF AMERICA, N.A. (the "Lender");

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Lender have made and entered into that Construction Loan and Permanent Financing Agreement, dated as of April 25, 2000, as amended through the date hereof (the "Original Loan Agreement" and, as amended hereby, the "Loan Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement);

     WHEREAS, the Borrower's obligations to the Lender are secured by that certain Security Agreement, dated as of April 25, 2000, as amended through the date hereof (the "Original Security Agreement" and, as so amended, the "Security Agreement");

     WHEREAS, pursuant to the Original Loan Agreement, the Lender has extended to the Borrower a construction/permanent loan facility in the original principal amount of up to $8,000,000;

     WHEREAS, the Lender has previously extended to the Borrower a revolving loan facility in the original principal amount of up to $2,000,000, which has expired;

     WHEREAS, Borrower desires to obtain a new revolving loan facility of up to $10,000,000 and to make certain other changes to the Loan Agreement;

     WHEREAS, the Borrower desires to amend certain provisions of the Loan Agreement, and the Lender is willing to agree to the same on the terms and conditions set forth herein;

     NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.
                          AMENDMENTS TO LOAN AGREEMENT

     SECTION 1.1 DEFINITION AMENDMENTS. The following definitions in Section 1.1 of the Loan Agreement are hereby amended in their entirety to read as follows:

     "Adjusted LIBO Rate" means:
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     (i) with respect to the  Construction  Loan (and Term Loan),  the LIBO Rate
     divided by a percentage equal to one (1) minus the then average stated maximum amount (stated as a decimal) of all reserve requirements applicable to any member of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor categories for such liabilities under such Regulation D). The Adjusted LIBO Rate shall be set on the date of Closing and shall be recalculated each thirtieth (30th) day thereafter. The Adjusted LIBO Rate, once so calculated or recalculated, shall remain in effect until the next scheduled recalculation date. If any recalculation date for the Adjusted LIBO Rate is not a Business Day, the recalculation of the Adjusted LIBO Rate shall be made on the next Business Day following such date.

     (ii) with respect to the Line of Credit, the fluctuating rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the 1 month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Lender's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; if for any reason such rate is not available, the term "LIBOR Daily Floating Rate" shall mean the fluctuating rate of interest equal to the rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the 1 month London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) on the second preceding day, as adjusted from time to time in Lender's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates (the "Index"). The Index is not necessarily the lowest charged by Lender on its loans, Lender may make loans based on other rates as well and if the Index becomes unavailable during the term of this Line of Credit, Lender may designate a substitute index after notice to Borrower. The interest rate change applicable to the Line of Credit will not occur more often than each date of such change in the Index.

     "Advances" means, (i) with respect to the Construction Loan, any direct or indirect advance made by Lender to Borrower pursuant to Article Two of this Agreement, and (ii) with respect to the Line of Credit, any direct or indirect advance made by Lender to Borrower pursuant to Article IIIA of this Agreement.

     "Commitment"  means,  (i) with respect to the  Construction  Loan (and Term
     Loan),   $8,000,000,   and  (ii)  with  respect  to  the  Line  of  Credit,
     $10,000,000.

     "Commitment Letter" means, (i) with respect to the Construction Loan (and Term Loan), that certain letter from Lender to Borrower dated March 9, 2000, a copy of which is attached hereto as Exhibit B, and (ii) with respect to the Line of Credit, that certain letter from Lender to Borrower dated June 18, 2002, a copy of which is attached hereto as Exhibit B-1.



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     "Line of Credit" means the revolving  line of credit  extended by Lender to
     Borrower pursuant to Section IIIA hereof.

     "Loan" means (i) either the Construction Loan or the Term Loan, or both, as the context may require, or (ii) the Line of Credit, or both (i) and (ii) as the context may require.

     "Note" means (i) with respect to the Construction Loan (and Term Loan), the promissory note, dated as of April 25, 2000, from Borrower to Lender, in the principal amount of $8,000,000, as amended, modified, supplemented, restated or renewed from time to time, and (ii) with respect to the Line of Credit, the promissory note, dated as of July 30, 2002, from Borrower to Lender, in the principal amount of $10,000,000, as amended, modified, supplemented, restated or renewed from time to time.

     SECTION 1.2 NEW DEFINITIONS.  The following definitions are hereby added in
Section 1.1 of the Loan Agreement to read in their entirety as follows:

     "Line of Credit Commitment" means $10,000,000.

     "Termination Date" means July 30, 2005.

     SECTION 1.3 LOAN AGREEMENT AMENDMENT. The Loan Agreement is hereby amended by adding a new Article IIIA to read in its entirety as follows:

     3.01A The Line of Credit. (a) From time to time upon Borrower's request, and subject to the terms and conditions of this Agreement, Lender agrees to advance to Borrower prior to the Termination Date amounts which do not exceed the Line of Credit Commitment in aggregate outstanding principal amount at any one time. Notwithstanding anything in this Agreement to the contrary, Lender shall not be obligated hereunder to make any Advance under the Line of Credit on or after the earlier of (i) the Termination Date or
     (ii) the occurrence of a Default or Event of Default hereunder. Subject to the terms and conditions hereof, prior to the Termination Date, Borrower, at its option, from time to time may borrow, repay and reborrow all or any portion of the Line of Credit.

     (b) The proceeds of the Line of Credit may be used by Borrower only to finance Borrower's and its Subsidiaries' working capital and other general corporate needs.

     (c) The Advances under the Line of Credit shall bear interest at a floating rate per annum equal to the Adjusted LIBO Rate plus one and one-quarter percent (1.25%). To the extent permitted by law, any overdue interest on the Advances under the Line of Credit shall bear interest, payable on demand, for each day until paid at a rate equal to the Default Rate.

     (d) Borrower shall pay to Lender unused facility fees for Borrower's Line of Credit facility hereunder during the term hereof computed on the daily average unused portion of the Line of Credit Commitment at a rate per annum


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

     of one-quarter of one percent (.25%). Such unused facility fees shall be payable by Borrower to Lender monthly in arrears, commencing on August 31, 2002, and continuing to be due on the last Business Day of each month thereafter as well as on the Termination Date.

     (e) Interest on the principal amount of the Advances under the Line of Credit shall be due and payable monthly in arrears on the first (1st) day of each calendar month commencing September 1, 2002 with respect to all interest accrued during the calendar month immediately preceding the interest payment date, and on the Termination Date.

     (f) The outstanding principal balance of the Advances under the Line of Credit, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date.

     (g) Borrower hereby authorizes Lender automatically to deduct from Borrower's account numbered 6218199 the amount of any interest payments on Line of Credit when and as due. If the funds in the account are insufficient to cover any such interest payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate automatic payments of interest on the Line of Credit. In the event that Borrower terminates the automatic payment arrangement with Lender, Borrower agrees that the interest rate for the Line of Credit will increase, at the discretion of the Lender, by one-half percentage point (0.50%) per annum over the rate of interest stated above, and the amount of each interest installment will be increased accordingly. The effective rate of interest under the Line of Credit shall not in any event exceed the maximum rate permitted by law.

     (h) The Line of Credit may be prepaid, in whole or in part, by Borrower at any time or from time to time hereafter without premium or penalty.

     (i) All of the Advances under the Line of Credit shall constitute one loan by Lender to Borrower. Lender shall maintain a loan account on its books in which shall be recorded all Advances under the Line of Credit, all payments made by Borrower on the Line of Credit and all other appropriate debits and credits as provided in this Agreement and the Note with respect thereto, including without limitation all charges, expenses and interests. All entries in such account shall be made in accordance with the Lender's customary accounting practices as in effect from time to time. Lender shall render to Borrower a monthly statement setting forth the balance of such account, including principal, interest, expenses and fees, and each such statement shall, absence manifest error or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any such statement from Lender, Borrower shall deliver to Lender a written objection thereto specifying the error or errors of omission or omissions, if any, contained in such statement.



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

     (g) All interest and fees owing by Borrower to Lender hereunder or under the other Financing Documents shall be computed on the basis of a 360-day year and the actual days elapsed.

     SECTION 1.4 LOAN AGREEMENT AMENDMENT. Section 5.02 of the Loan Agreement shall apply to the Construction Loan Advances only and the Loan Agreement is hereby further amended by adding a new Section 5.03 to read in its entirety as follows:

     5.03 Conditions Precedent to Each Line of Credit Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the date of such Line of Credit Advance with respect to any request for a Line of Credit Advance and each request for an Advance (whether or not a written Advance request is required) shall be deemed to be a representation that all such conditions have been satisfied:

     (a) All provisions of the Commitment Letter with respect to the Line of Credit shall have been complied with;

     (b) Borrower's representations and warranties set forth herein and in the other Financing Documents shall remain true and correct in all material respects;

     (c) No Default or Event of Default shall have occurred under this Agreement or under any other Financing Document;

     (d) There shall have occurred no act, omission or undertaking which would, singly or in the aggregate, have a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or financial prospects of Borrower, or upon the ability of Borrower to perform any material obligations arising under the Financing Documents;

     (e) The proposed Advance shall not cause the outstanding principal balance of the Line of Credit to exceed the Line of Credit Commitment.

     (f) Borrower shall have delivered such further documentation or assurances as Lender may reasonably require.

     SECTION 1.5 LOAN AGREEMENT AMENDMENT. The Loan Agreement is hereby amended by adding new Section 7.25 to read in its entirety as follows:

     7.25 New Subsidiaries. Within thirty (30) days after Borrower's creation or acquisition of any Subsidiary, Borrower shall cause such Subsidiary to guaranty the repayment of the Liabilities and Obligations to Lender, pursuant to a Subsidiary Guaranty and other documents as are acceptable in all respects to the Lender. Borrower also shall provide Lender with any and all closing certificates, opinions of counsel and other closing documents as the Lender may request with respect to such guaranty and other documents.



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

     SECTION 1.6 LOAN  AGREEMENT  AMENDMENT.  The reference to  "$5,000,000"  in
Section   8.03(iii)(e)   of  the  Loan  Agreement  is  hereby  amended  to  read
"$10,000,000".

     SECTION 1.7 LOAN AGREEMENT AMENDMENT. Section 8.08(c) of the Loan Agreement is hereby amended in its entirety to read as follows:

     (c) Borrower shall not permit its Leverage Ratio to exceed 0.5 to 1.0 at any time.

     SECTION 1.8 LOAN AGREEMENT AMENDMENT. Section 8.08(d) of the Loan Agreement is hereby amended in its entirety to read as follows:

     (d) Borrower shall not permit its Net Worth at any time after the date of this Agreement to be less than $90,000,000 plus (i) 80% of the positive amount of Net Income of Borrower for each fiscal quarter ending after the date hereof and (ii) the amount of any increase in Net Worth resulting from the issuance of stock, corporate reorganizations, recapitalizations or any similar event.

     SECTION 1.9 LOAN AGREEMENT AMENDMENT. The Loan Agreement is hereby amended by adding a new Section 8.12 to read in its entirety as follows:

     8.12 Investments. Borrower shall not make loans or advances to any Person, or investments in any Person, except for (a) investments permitted by
     Section 8.03 hereof, (b) U.S. dollar denominated time deposits and certificates of deposit issued by Lender or another domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, (c) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided the full faith and credit of the United States of America is pledged in support thereof), (d) municipal bonds or equity securities that have an investment grade rating from a nationally recognized ratings service, and (e) loans and advances not in excess of $250,000 in the aggregate at any time.

     SECTION 1.10 LOAN AGREEMENT AMENDMENT. Notwithstanding anything to the contrary herein, all notices and communications to the Lender shall be directed to the following address:

                           Bank of America, N.A.
                           Jacksonville CLSC; Attn:  Notice Desk
                           9000 Southside Blvd., 3rd Floor
                           Jacksonville, FL 32256

     SECTION 1.11 EXHIBITS. The Loan Agreement is hereby amended by adding a new Exhibit B-1 in the form attached hereto as Exhibit B-1, Exhibit E to the Loan Agreement is hereby amended in its entirety to read in the form attached hereto as Exhibit E, and Schedule 6.05 to the Loan Agreement is hereby amended in its entirety to read in the form attached hereto as Schedule 6.05.



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

                                   ARTICLE 2.
                           CONDITIONS TO EFFECTIVENESS

     SECTION 2.1 CONDITIONS. The amendments to the Loan Agreement set forth in this Amendment shall become effective as of the date first above written (the "Effective Date") after all of the conditions set forth in Sections 2.2 through
2.6 hereof shall have been satisfied.

     SECTION 2.2 EXECUTION OF AMENDMENT. This Amendment shall have been executed and delivered by the Borrower.

     SECTION 2.3 EXECUTION OF REVOLVING NOTE. The Revolving Note shall have been executed and delivered by the Borrower.

     SECTION 2.4 GUARANTIES. Each of Cryolife Acquisition Corp., Cryolife Europa, Ltd., Cryolife Technology, Inc., AuraZyme Pharmaceuticals Inc. and Cryolife International, Inc. shall have executed and delivered a guaranty of Borrower's Obligations and Liabilities.

     SECTION 2.5 SECRETARIAL AND INCUMBENCY CERTIFICATE. The Lender shall have received counterparts of a Secretarial and Incumbency Certificate from the Borrower and each corporate Guarantor.

     SECTION 2.6 REPRESENTATIONS AND WARRANTIES. (a) As of the Effective Date, except as modified by Schedule 4.06 hereto, the representations and warranties set forth in the Loan Agreement, and the representations and warranties set forth in each of the Loan Documents, shall be true and correct in all material respects; (b) as of the Effective Date, no Defaults or Events of Default shall have occurred and be continuing; (c) the Lender shall have received from the Borrower a certificate dated the Effective Date, certifying the matters set forth in subsections (a) and (b) of this Section 2.6.

                                   ARTICLE 3.
                                  MISCELLANEOUS

     SECTION 3.1 ENTIRE AGREEMENT; NO NOVATION OR RELEASE. This Amendment, together with the Loan Documents, as in effect on the Effective Date, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral. This Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Loan Agreement or any other Loan Document. Except as expressly amended hereby, all representations, warranties, terms, covenants and conditions of the Loan Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.

     SECTION 3.2 FEES AND EXPENSES. All fees and expenses of the Lender incurred in connection with the issuance, preparation and closing of the transactions contemplated hereby shall be payable by the Borrower promptly upon the submission of the bill therefor. If the Borrower shall fail to promptly pay such


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

bill, the Lender is authorized to pay such bill through an advance of funds under the Loan.

     SECTION 3.3 CHOICE OF LAW; SUCCESSORS AND ASSIGNS. This Amendment shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of Georgia. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     WITNESS the hand and seal of each of the undersigned as of the date first written above.

                                  LENDER:

                                  BANK OF AMERICA, N.A.

                                  By: /s/ Ken Topham
                                     -----------------------------------------
                                  Title:   Vice President
                                        --------------------------------------


                                   BORROWER:

                                   CRYOLIFE, INC.

                                   By: /s/ D. A. Lee
                                      ----------------------------------------
                                   Title:   VP & CFO
                                          ------------------------------------

                                   Attest:  /s/ Suzanne K. Gabbert
                                          ------------------------------------
                                   Title: Asst. Corp. Secretary
                                         -------------------------------------

                                                      [Seal]



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


                                  Exhibit "B-1"

                          [Bank of America Letterhead]

June 18, 2002


Mr. Ashley Lee
Chief Financial Officer
Cryolife, Inc.
1655 Roberts Boulevard, NW
Kennesaw, GA  30144


Re:  Letter of Commitment

Dear Mr. Lee:

Bank of America (hereafter the "Bank") is pleased to offer you a commitment (hereafter the "Commitment") for a loan (hereafter the "Loan"), subject to the following terms and conditions:

  1.    BORROWER:                     Cryolife, Inc.

  GENERAL CORPORATE USE LINE:

  2A.   LOAN AMOUNT:                  Up   to   Ten    Million    &    00/100    Dollars
                                      ($10,000,000.00).

  2B.   USE OF PROCEEDS:              The  proceeds  from  this  loan  will be used  for
                                      general  corporate  use  including  the funding of
                                      future acquisitions by the Borrower.

  2C.   TERMS:                        The  Terms of this  proposed  loan  shall be for a
                                      thirty-six   (36)  month   period  from   closing.
                                      Payments will be interest only with  principal due
                                      at maturity.

  2D.   INTEREST RATE:                Interest  on the daily  unpaid  balance  from Loan
                                      date until  maturity at a floating  rate of 30-Day
                                      LIBOR,  as  determined  by  Bank  of  America  and
                                      adjusted   for   reserves,    deposit    insurance
                                      assessments  and  other  regulatory   costs,  plus
                                      1.25%.  This  line  shall  bear a fee of 25  basis
                                      points per annum  based on the  unused  portion of
                                      the Loan Amount.

  3.    LOAN ADVANCES:                Borrower may borrow,  repay,  and  reborrow  funds
                                      under the Loan at its  option  during  the term of
                                      the Loan.

  4.    COLLATERAL:                   The  Acquisition  Line  shall  be  secured  at all




Cryolife, Inc.
June 18, 2002
Page 2 of 8

                                      times  by  a  valid,  perfected,   first  priority
                                      security  interest  in  all  Accounts  Receivable,
                                      Inventory,  Equipment and  Leasehold  Improvements
                                      of  the  Borrower  of  every  description  now  or
                                      hereafter  acquired  or  existing.  Note  that the
                                      Bank will continue a negative  pledge  against the
                                      intangible assets of the company.

                                      The Acquisition Line shall be  cross  pledged
                                      and collateralized by the existing  Term Loan.

  5.    GUARANTORS:                   The Loan and the other  Obligations shall be fully
                                      guaranteed   by  the   Subsidiaries   of  Borrower
                                      pursuant   to   a    Subsidiary    Guaranty    (or
                                      confirmation   of   an   existing   Guaranty,   as
                                      applicable)  which  shall  be  duly  executed  and
                                      delivered   by  each   Subsidiary   to  Lender  in
                                      connection with this Agreement.

                                      The list of  guarantors  is and is not  limited to
                                      the following:

                                      Cryolife Acquisition Corp.
                                      Cryolife Technology, Inc.
                                      Cryolife Foreign Sales, Inc.
                                      Cryolife Europa, LTD.
                                      AuraZyme Pharmaceuticals, Inc.

  6.    SPECIAL PROVISIONS:           a.   Borrower  will  provide  the Bank,  annually,
                                      within one  hundred  twenty  (120) days of the end
                                      of  its  fiscal   year  end,   with  CPA   Audited
                                      financial  statements  to include a  statement  of
                                      revenues  and  expenditures  as well as a  balance
                                      sheet.  Three  statements  shall be presented on a
                                      consolidated basis.

                                      b.   Borrower   will   provide   the   Bank   with
                                      quarterly       internally-prepared      financial
                                      statements  within forty-five (45) days of the end
                                      of  each  quarter.   These   statements  shall  be
                                      presented on a consolidated basis.


Cryolife, Inc.
June 18, 2002
Page 3 of 8


                                      c.   Each  Financial  statement  submitted  to the
                                      Bank  shall  be  accompanied  by a duly  completed
                                      Compliance   Certificate  executed  on  behalf  of
                                      Borrower by its Chief Financial Officer.

                                      d.   Borrower  will  provide to the Bank from time
                                      to time such  financial or other  information,  as
                                      the Bank shall reasonably request.

                                      e.   Borrower  will  maintain   adequate  property
                                      damage    insurance,    naming    the    Bank   as
                                      mortgagee/loss   payee,   and   furnish   evidence
                                      thereof at Loan closing.

                                      f.   Borrower  will  provide the Bank with certain
                                      legal  information  at  Loan  closing  to  include
                                      "Articles  of   Incorporation",   "Certificate  of
                                      Incorporation",   "Corporate  Resolution",  and  a
                                      "Certificate  of Good Standing" with the Office of
                                      the Secretary of State.

                                      g.   Borrower will maintain all primary  operating
                                      deposit  accounts with Bank of America  during the
                                      life of the Loan.

                                      h.   Borrower  will  maintain  certain   financial
                                      covenants as described on Exhibit "A" attached.

  7.    COSTS, EXPENSES,
        AND ATTORNEY'S FEES:          Borrower  shall  pay  to  Bank   immediately  upon
                                      demand the full amount of all costs and  expenses,
                                      including  reasonable  attorneys' fees (to include
                                      outside  counsel fees and all  allocated  costs of
                                      Bank's   in-house    counsel   if   permitted   by
                                      applicable  law),  incurred by Bank in  connection
                                      with   negotiation   and   preparation   of   this
                                      Agreement and each of the Loan Documents.

  8.    EXTENSIONS OF CREDIT:         In an amount not to exceed  $250,000.00,  Borrower
                                      can make  loans or  advances  to any  partnership,
                                      corporation,    individual    or   other   entity,
                                      including  the normal  extensions  of trade credit


Cryolife, Inc.
June 18, 2002
Page 4 of 8


                                      in the ordinary course of Borrower's business.

  9.    OUTSIDE BORROWING:            Borrower  shall  not  create,   incur,  assume  or
                                      become  liable in any manner for any  indebtedness
                                      in  excess of  $250,000.00  (for  borrowed  money,
                                      deferred  payment  for  the  purchase  of  assets,
                                      lease  payments,  as surety or  guarantor  for the
                                      debt  of  another,  or  otherwise)  other  than to
                                      Bank,  except for normal  trade debts  incurred in
                                      the ordinary course of Borrower's business.

  10.   SUCCESSORS AND ASSIGNS:       This  Commitment  shall be binding on all  parties
                                      thereto,    their    successors,    assigns    and
                                      representatives.

  11.   COUNTERPARTS:                 This Commitment may be executed  simultaneously in
                                      two or more  counterparts,  each of which shall be
                                      deemed an original for evidentiary  purposes,  but
                                      all of which  together  shall  constitute  one and
                                      the same instrument.

  12.   DEFAULT:                      Borrower   shall   be  in   default   under   this
                                      Commitment and under any and all promissory  notes
                                      executed  by Borrower in favor of Bank and any and
                                      all other documents,  instruments, deeds of trust,
                                      mortgages,    security   agreements,    guarantees
                                      executed   and/or   delivered   by   Borrower   in
                                      connection with the Loan (collectively,  the "Loan
                                      Documents"),  if it shall  default in the  payment
                                      of any  amounts due and owing under the Loan or to
                                      some  other  party (if the  default  to some other
                                      party  would  materially   impact  the  Borrower's
                                      ability to operate  their  business)  or should it
                                      fail to  timely  and  properly  perform,  keep and
                                      observe   any   term,   covenant,   agreement   or
                                      condition  in this  Commitment  or any of the Loan
                                      Documents.

  13.   CANCELLATION:                 The  Bank   reserves  the  right  to  cancel  this


Cryolife, Inc.
June 18, 2002
Page 5 of 8


                                      Commitment    and   terminate    the    obligation
                                      thereunder at any time upon the  occurrence of any
                                      of the  following:  (a) Failure of the Borrower to
                                      comply with any of the  applicable  conditions  of
                                      this  Commitment  within the time  specified,  (b)
                                      Non-payment  of any of the fees or  expenses to be
                                      paid  by the  Borrower  in  connection  with  this
                                      Commitment,  or (c) Any filing by or  against  the
                                      Borrower  of  any   petition  in   bankruptcy   or
                                      insolvency or for the  appointment  of a receiver,
                                      or  the  reorganization  of  Borrower  under  such
                                      conditions  or the  making of any  assignment  for
                                      the benefit of creditors.

  14.   ERRORS OR OMISSIONS:          Borrower   agrees  that  should  any   inadvertent
                                      errors or  omissions  later be  discovered  in any
                                      documents  executed  at  closing,  Borrower  shall
                                      promptly  execute such  corrective  documents  and
                                      remit  such sums as may be  required  to adjust or
                                      correct such errors or omissions.
  15.   MATERIAL ADVERSE
        CHANGE:                       This  Commitment is conditioned  upon there having
                                      occurred  no act,  omission or  undertaking  which
                                      would,  singly,  or  in  the  aggregate,   have  a
                                      materially   adverse  effect  upon  the  business,
                                      assets, liabilities,  financial condition, results
                                      of  operations   or  business   prospects  of  the
                                      Borrower,  and any of its  subsidiaries  or of any
                                      Guarantor,  or upon the ability of the Borrower to
                                      perform any  material  obligations  arising  under
                                      the Loan Documents.

  16.   ARBITRATION:                  Any  controversy  or claim  between  or among  the
                                      parties hereto  including but not limited to those
                                      arising out of or relating to this  Commitment  or
                                      any related  instruments,  agreements or documents
                                      including  any claim  based on or arising  from an
                                      alleged  tort,  shall  be  determined  by  binding
                                      arbitration   in   accordance   with  the  Federal


Cryolife, Inc.
June 18, 2002
Page 6 of 8


                                      Arbitration  Act  (or  if  not   applicable,   the
                                      applicable  state law),  and the rules of practice
                                      and  procedure for the  arbitration  of commercial
                                      disputes of  Judicial  Arbitration  and  Mediation
                                      Services,  Inc.  (J.A.M.S.) as supplemented by any
                                      special  rules  set  forth  in  any  of  the  Loan
                                      Documents.  Judgment  upon any  arbitration  award
                                      may be entered in any court  having  jurisdiction.
                                      Any party to this  Commitment may bring an action,
                                      including a summary or  expedited  proceeding,  to
                                      compel  arbitration of any controversy or claim to
                                      which this Commitment  applies in any court having
                                      jurisdiction over such action.

 17.    LOAN AGREEMENT:               Borrower  shall  execute a Loan  Agreement at Loan
                                      closing  in form  and  substance  satisfactory  to
                                      Bank.
 18.    INCORPORATION INTO
        DOCUMENTATION:                At the time of Loan closing,  this executed Letter
                                      of  Commitment  shall  become  a part of the  Loan
                                      documentation.
 19.    ENTIRE AGREEMENT:             This  Commitment,  together  with Loan  Documents,
                                      supersede    all    prior    written    or    oral
                                      understandings or agreements  between Borrower and
                                      Bank with respect to the matters  addressed in the
                                      Loan Documents.


If the terms and conditions of this Letter of Commitment meet with your approval, please indicate your acceptance by signing and returning the original to us.

This Letter of Commitment shall become null and void if not accepted within fifteen (15) days of the date hereof, and closed within thirty (30) days of acceptance of this Commitment.

Cryolife, Inc.
June 18, 2002
Page 7 of 8



Thank you for banking with Bank of America.

Sincerely,


         /s/ Ken Topham
--------------------------------------------
Ken Topham
Vice President

Signed and accepted the 19th day of June, 2002.

BORROWER:

Cryolife, Inc.


BY:      /s/ D. A. Lee
      ------------------------------
NAME:    D. Ashley Lee
      ------------------------------
TITLE:   VP & CFO
      ------------------------------

Cryolife, Inc.
June 18, 2002
Page 8 of 8



                                   EXHIBIT "A"

Debt Coverage Ratio: Borrower shall not permit its Debt Coverage Ratio for any fiscal quarter or year-end to be less than 1.3 to 1.0. The Debt Coverage Ratio is defined as, with respect to any particular fiscal period of Borrower, the ratio of (a) Borrower's EBITDAR for the consecutive 4-quarter period ending therewith to (b) the sum (without duplication) of (i) Borrower's Current Maturities of Funded Debt for the immediately succeeding consecutive 4-quarter period plus (ii) Borrower's Interest Expense for the consecutive 4-quarter period ending therewith plus (iii) Borrower's Rental Expense for the immediately succeeding consecutive 4-quarter period, all as determined on a consolidated basis.

Leverage Ratio. Borrower agrees to maintain a ratio of Total Liabilities to its Net Worth of no greater than 0.5 to 1.0 at all times. Total Liabilities shall mean, as of any particular date, the amount which all liabilities of Borrower would be shown on a consolidated balance sheet of Borrower at such date prepared in accordance with generally accepted accounting principles consistently applied. Net Worth means, as of any particular date, Borrower's total shareholder's equity (including capital stock, additional paid-in capital, and retained earnings after deducting treasury stock) which would appear as such on a consolidated balance sheet of Borrower prepared in accordance with generally accepted accounting principles as then in effect.

Net Worth Minimum. Borrower agrees to maintain a minimum net worth of $90,000,000 at all times. Borrower shall increase its minimum net worth by 80% of the positive amount of Net Income of Borrower for each fiscal year period after the date hereof and the amount of any increase in Net Worth resulting from the issuance of stock, corporate reorganizations, capitizations or similar event. Net Worth means, as of any particular date, Borrower's total shareholder's equity (including capital stock, additional paid-in capital, and retained earnings after deducting treasury stock) which would appear as such on a consolidated balance sheet of Borrower prepared in accordance with generally accepted accounting principles as then in effect.

Maximum Annual Capital Expenditures. Borrower agrees to spend no more than $5,000,000 annually on capital expenditures. Borrower shall not make Capital Expenditures in excess of $5,000,000 in the aggregate in any fiscal year.

                                   Exhibit "E"

                                     FORM OF
                             COMPLIANCE CERTIFICATE

     This Certificate is delivered pursuant to that certain Loan Agreement, dated as of April 25, 2000, as amended (the "Agreement"), by and between CRYOLIFE, INC., a Florida corporation (the "Borrower"), and BANK OF AMERICA, N.A., a national banking association (the "Lender"). All capitalized terms used in this Certificate which are defined in the Agreement are used in this Certificate with the same meanings given such terms in the Agreement. Unless otherwise defined in the Agreement, all accounting terms used herein shall have the meaning given such terms under generally accepted accounting principles consistently applied ("GAAP").

     I hereby certify, to the best of my knowledge and believe and in my representative capacity on behalf of the Borrower, to the Lender as follows:

     1. I am the duly qualified and acting chief financial officer of the Borrower.

     2. I have prepared or reviewed the financial statements of the Borrower as of and for the period ending _________________, _____, true, complete and correct copies of which are attached hereto as Exhibit 1 (collectively, the "Financial Statements").

     3. The Financial Statements were prepared in accordance with GAAP and fairly present the financial position and results of operations of the Borrower (and its consolidated subsidiaries, if any) as of and for the period ending on the date of the Financial Statements (subject to normal year-end adjustments).

     4. I further certify that as of, and for the period ending on, the date of the Financial Statements, and except as may be disclosed on Exhibit 2 attached hereto (all of the following being calculated on a consolidated basis and in accordance with GAAP and the Agreement):

          (a) The Borrower's Leverage Ratio did not exceed 0.5 to 1.0 at any time during such period;

          (b) The Borrower's Debt Coverage Ratio was not less than 1.3 to 1.0 for such period;

          (c) The Borrower's Net Worth was not less than __________________ [insert an amount equal to $90,000,000 plus 80% of the positive aggregate amount of Net Income of Borrower for each fiscal quarter beginning with quarter ending 6/30/2002 plus aggregate proceeds from issuance of stock, corporate reorganizations, recapitalization or any similar event]; and

          (d) The Borrower's Capital Expenditures for such fiscal year (or for the portion thereof ending with such period) did not exceed $5,000,000 in total.

     Attached hereto as Exhibit 3 are calculations demonstrating whether or not the Borrower was in compliance, as of and for the period ending on the date of the Financial Statements, with the covenants in the Loan Agreement which are summarized in items (a) through (e) above.

     5. No Default or Event of Default has occurred and is continuing as of the date of this Certificate other than those Defaults or Events of Defaults (if any) which are described on the aforesaid Exhibit 2 attached hereto.

     I represent the foregoing information to be true and correct to the best of my knowledge and belief and I execute this Certificate in my representative capacity on behalf of the Borrower as of this _____ day of ---------------,
-----.


                                    --------------------------------------------
                                    Name:
                                    Title:

                                  Schedule 6.05

A.   CryoLife as a Defendant:

     1. Gregory A. Link and Diane Link, as Husband & Wife v. Abington Memorial Hospital, V. Paul Addonizio, M.D. and CryoLife, Inc.

         Date Filed:  September 15, 2000
         Case No. 2000-01095
         Court of Common Pleas, Montgomery County, Pennsylvania

     2. Ann Regner, Leo J. Regner, Michael Shawn Steele and Brandon Steele vs. Inland Eye & Tissue Bank of Redlands; Inland Eye & Tissue Bank of Bakersfield; Pacific Coast Tissue Bank; Doheny Eye & Tissue Transplant Bank; Northern California Transplant Bank; University of California, San Diego, Regional Tissue Bank; University of California, Irvine, Willed Body Program; Musculoskeletal Transplant Foundation; American Red Cross; CryoLife, Inc.; Dr. Steven Burres; Fascia Biosystems; Edwards Life Sciences, LLP; Tissue Banks International; TBI, Inc. d/b/a Northern CA Transplant Bank; Gensci Orthobiologics, Inc.; Osteotech, Inc.; Lifecell Corporation; and Does 1 to 400, Inclusive.

         Date Filed:  May 4, 2000
         Case No. SCVSS 66746
         Superior Court of California, San Bernardino County, Central District

     3. Majid Sadeghi and Sandra Sadeghi, as Husband and Wife v. CryoLife, Inc.; CryoLife International, Inc.; Jefferson Health System, Inc., d/b/a Bryn Mawr Hospital; Main Line Health, Inc., d/b/a Bryn Mawr Hospital; Orthopaedic Specialists; and William D. Emper, M.D.

         Date Filed:  June 21, 2001
         Case No. 002695
         Court of Common Pleas, Philadelphia County, Pennsylvania

     4. Pamela Drahos, as Mother and Next Friend of Cassidy Dawn Chandler-Drahos a/k/a Chandler v. CryoLife, Inc.; St. Francis Hospital, Inc.; and Dr. Richard D. Ranne.

         Date Filed:  May 18, 2000
         Case No. CJ 2000-281
         District Court In and For Wagoner County, State of Oklahoma

     5. Lee Travis Montgomery and wife, Ann Montgomery v. CryoLife, Inc.

         Date Filed:  January 22, 2002
         Case No. 3:02-CV-29
         United States District Court. Eastern District of Tennessee, Northern Division

     6. Alan J. Minvielle v. CryoLife, Inc., Jeffrey Carter, M.D., and Does 1 through 100, Inclusive.

         Date Filed:  April 10, 2002
         Case No. CV 143210
         Superior Court of California, County of Santa Cruz

     7.  Kenneth  Alesescu  and  Pamela  Alesescu   v.CryoLife,   Inc.;  Midwest
Transplant Network; Mercy General Hospital; and Does 1-50, Inclusive.

         Date Filed:  July 2, 2002
         Case No. 02AS04017
         Superior Court of California, County of Sacramento

     8. Julie S. Dayton v. CryoLife, Inc.; and Breg, Inc.

         Date Filed:  June 11, 2002
         Case No. 3:02-CV-305
         United States District Court, Eastern District of Tennessee, Northern Division at Knoxville

     9. William G. Karnes and wife Kelly C. Karnes v. CryoLife, Inc.

         Date Filed:  June 20, 2002
         Case No. 3:02-CV-330
         United States District Court, Eastern District of Tennessee, Northern Division at Knoxville

     10. Steve Lykins, as Trustee for the benefit of the next of kin of Brian Lykins, Deceased v. CryoLife, Inc.; Intermountain Donor Services, Inc.; Michael White, John Doe, Inc., 1 through 5, and John Does Individually, 1 through 5.

         Date Filed:  July 12, 2002
         Case No. 0210561324
         Superior Court of Cobb County, State of Georgia

     11. Joann Savitt, individually and on behalf of all other persons similarly situated v. Doheny Eye & Tissue Bank, Tissue Banks International, Lifecell Corp.; CryoLife, Inc.; Osteotech, Inc.; and Does 1-199, Inclusive.

         Date Filed:  June 7, 2002
         Case No. BC275521
         Superior Court of California, County of Los Angeles

B.   CryoLife Acquisition Corporation (f/k/a Ideas for Medicine) as defendant:

     1. David A. Ganz, Dr. William I. Ganz and Cecelia Hecht as co-personal representatives of the Estate of Jean Ganz, deceased v. Dr. Alan S. Livingstone; Dr. Jorge De La Pedraja; University of Miami, a private University d/b/a University of Miami School of Medicine; The Public Health Trust of Dade County d/b/a Jackson Memorial Hospital; and CryoLife, Inc.

         Date Filed:  June 13, 2001
         Case No. 00-13275 CA 06
         Circuit Court of the Eleventh Judicial Circuit In and
         For Dade County, FL, General Jurisdiction Division

     2. Bernard Michaels, as Administrator of the estate of Irene Michaels v. Our Lady of Victory Hospital of Lackawanna, Perala S. Rao, M.D., Perala S. Rao, P.C., Frederick M. Occhino, M.D., Frederick M. Occhino, M.D., P.C., Leo M. Michalek, M.D., and Ideas for Medicine, Inc.

         Date filed:  August 15, 2000
         Case No. 12000/7109
         Supreme Court of New York:  Erie County

C. The following is a list of law firms that have filed or are contemplating filing class actions alleging securities law violations by CryoLife, Inc. CryoLife has not yet been served in any of these suits.

Berger & Montague, P.C.
Cauley Geller Bowman & Coates, LLP
Charles J. Piven, P.A.
Holzer & Holzer
Mark McNair, P.A.
Leo W. Desmond
Schiffrin & Barroway, LLP
Wolf Popper LLP
Chitwood & Harley

D. In addition, CryoLife is aware of the following suits that may be filed by the following individuals, but CryoLife has not yet been served:

Hailey Moulton
Timothy C. Talton
Andrew T. Swanson, III and/or Andrew T. Swanson, Jr. (father)
Benjamin Saile
Ramona Pursley
Kevin Ryan Wheeler, a minor, and Kimberly Leahew, individually and parent and next friend of Kevin Ryan Wheeler

         Date Filed:  July 2, 2002
         Case No. 46834
         Circuit Court for Rutherford County, Tennessee

E. On June 17, 2002 CryoLife, Inc. received a warning letter from the Food and Drug Administration.



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